As filed with the Securities and Exchange Commission on May 14, 2020

REGISTRATION STATEMENT NO. 333-14657

REGISTRATION STATEMENT NO. 333-42878

REGISTRATION STATEMENT NO. 333-71904

REGISTRATION STATEMENT NO. 333-92318

REGISTRATION STATEMENT NO. 333-105724

REGISTRATION STATEMENT NO. 333-117033

REGISTRATION STATEMENT NO. 333-148249

REGISTRATION STATEMENT NO. 333-171463

REGISTRATION STATEMENT NO. 333-184933

REGISTRATION STATEMENT NO. 333-193245

REGISTRATION STATEMENT NO. 333-205579

REGISTRATION STATEMENT NO. 333-212419

REGISTRATION STATEMENT NO. 333-219267

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-14657

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-42878

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-71904

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-92318

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105724

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117033

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148249

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171463

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184933

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193245

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205579

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212419

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219267

UNDER

THE SECURITIES ACT OF 1933

Emmis Communications Corporation

(Exact name of registrant as specified in its charter)

Indiana	35-1542018
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Emmis Broadcasting Corporation Non-Employee Director Stock Option Plan

Emmis Broadcasting Corporation 1995 Equity Incentive Plan

Emmis Communications Corporation Employee Stock Purchase Plan

Emmis Communications Corporation 1997 Equity Incentive Plan

Emmis Communications Corporation 1999 Equity Incentive Plan

Emmis Communications Corporation 2001 Equity Incentive Plan

Emmis Communications Corporation 2002 Equity Compensation Plan

Emmis Operating Company 401(K) Plan

Emmis Operating Company 401(K) Plan Two

Emmis Communications Corporation 2004 Equity Compensation Plan

Emmis Communications Corporation 2010 Equity Compensation Plan

Emmis Communications Corporation 2012 Equity Compensation Plan

Emmis Communications Corporation 2012 Retention Plan and Trust

Emmis Communications Corporation 2015 Equity Compensation Plan

Emmis Communications Corporation 2016 Equity Compensation Plan

Emmis Communications Corporation 2017 Equity Compensation Plan

(Full Title of the Plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Emmis Communications Corporation, an Indiana corporation (“Emmis” or the “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-14657), filed with the Commission on October 23, 1996, relating to the Emmis Broadcasting Corporation Non-Employee Director Stock Option Plan and Emmis Broadcasting Corporation 1995 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-42878), filed with the Commission on August 2, 2000, relating to the Emmis Communications Corporation Employee Stock Purchase Plan, Emmis Communications Corporation 1997 Equity Incentive Plan and Emmis Communications Corporation 1999 Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-71904), filed with the Commission on October 19, 2001, relating to the Emmis Communications Corporation 2001 Equity Incentive Plan.
•	Registration Statement on Form S-8 (No. 333-92318), filed with the Commission on July 12, 2002, relating to the Emmis Communications Corporation 2002 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-105724), filed with the Commission on May 30, 2003, relating to the Emmis Operating Company 401(k) Plan and Emmis Operating Company 401(k) Plan Two.
•	Registration Statement on Form S-8 (No. 333-117033), filed with the Commission on June 30, 2004, relating to the Emmis Communications Corporation 2004 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-148249), filed with the Commission on December 21, 2007, relating to the Emmis Operating Company 401(k) Plan and Emmis Operating Company 401(k) Plan Two.
•	Registration Statement on Form S-8 (No. 333-171463), filed with the Commission on December 29, 2010, relating to the Emmis Communications Corporation 2010 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-184933), filed with the Commission on November 14, 2012, relating to the Emmis Communications Corporation 2012 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-193245), filed with the Commission on January 9, 2014, relating to the Emmis Communications Corporation 2012 Retention Plan and Trust.
•	Registration Statement on Form S-8 (No. 333-205579), filed with the Commission on July 9, 2015, relating to the Emmis Communications Corporation 2015 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-212419), filed with the Commission on July 7, 2016, relating to the Emmis Communications Corporation 2016 Equity Compensation Plan.
•	Registration Statement on Form S-8 (No. 333-219267), filed with the Commission on July 13, 2017, relating to the Emmis Communications Corporation 2017 Equity Compensation Plan.

 The Registrant has delisted its Common Stock from the NASDAQ Stock Market and is deregistering its Common Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 and Form 15 with the Commission.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Emmis Communications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, State of Indiana, on May 14, 2020.

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel & Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.